Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-1MEF (File No. 333-284997) of LogicMark, Inc. of our report dated March 27, 2026 relating to the financial statements, which appears in LogicMark, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ BPM LLP

Santa Rosa, California

March 27, 2026